Exhibit 10.24
SECOND AMENDMENT TO LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY)
     THIS SECOND AMENDMENT TO LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY) (this “Amendment”) made and entered into as of September 25, 2009, by and between: PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); has reference to the following facts and circumstances (the “Preambles”):
     A. Borrower and Lender entered into the Loan Agreement (Broker-Dealer VRDN Facility) dated as of September 30, 2008 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment).
     B. The Agreement was amended previously, as described in the Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of November 3, 2008; and Borrower and Lender desire to further amend the Agreement in the manner hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:
     1. Preambles. The Preambles are true and correct, and, with the defined terms set forth herein, are incorporated herein by this reference.
     2. Amendment to Agreement. The Agreement is amended effective as of September 30, 2008, as follows:
(a) The definition of “Termination Date” in Section 1 of the Agreement is deleted and replaced with the following:
     “Termination Date shall mean the earlier of September 30, 2010, or the date on which this Agreement is terminated pursuant to Section 12.”
(b) The following new definitions of “LIBOR Rate” is added to Section 1 of the Agreement in the correct alphabetical order:
     “LIBOR Rate shall mean the one-month LIBOR rate quoted by Lender from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two (2) New York Banking Days prior to the first day of each month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent and such rate to be reset monthly on the first day of each month.”
(c)	Section 2 of the Agreement is deleted and replaced with the following:
     “2. Credit Facility. Borrower may request Advances and unless an Event of Default has occurred and is continuing, Lender shall make the Advances so requested, from time to time during the period from the date hereof until the Termination Date. Interest shall accrue on each Advance as described in Section 6 below. Lender will refuse to make any requested Advance to Borrower that would cause the aggregate principal amount of: (a) the Advances outstanding hereunder to exceed the Facility Amount; and (b) the Advances outstanding hereunder to exceed the limits set forth the Borrowing Base; provided that in no instance shall the principal amount of the Advances exceed the amount permitted under any applicable law, regulation, rule or direction of any applicable regulatory authority. Borrower may, upon five (5) Banking Days’ prior written notice to Lender, terminate the credit facility hereunder at any time, or reduce the Facility Amount from time to time; provided, however, that at no time shall the Facility Amount be reduced to an amount less than the aggregate principal balance of all outstanding Advances, and any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the credit facility hereunder or the Facility Amount.”
(d)	The first sentence of Section 6 of the Agreement is deleted and replaced with the following:

“Borrower shall pay interest to Lender on the aggregate unpaid principal amounts of each Advance from time to time outstanding at an annual rate quoted by Lender equal to the Applicable Margin plus the LIBOR Rate; provided that, if the initial Advance priced at the LIBOR Rate occurs other than on the first day of the month, the initial LIBOR Rate shall be that one-month LIBOR rate in effect two (2) New York Banking Days prior to the date of the initial Advance priced at the LIBOR Rate, which rate plus the Applicable Margin shall be in effect until the first day of the following month.”

(d)	Section 10 of the Agreement is deleted and replaced with the following:
     “10. Minimum Regulatory Capital. Borrower shall at all times have Regulatory Capital of at least $150,000,000 and shall have fifteen (15) days from the date of receipt of any FOCUS Report which indicates that there is a violation of this covenant to cure such violation; provided however no cure period shall exist if any such violation is the direct result of a decrease in total ownership equity (as reflected in Part II, line 30 of any such FOCUS Report); and provided further, that Borrower shall not be required to maintain said minimum Regulatory Capital requirement on any day if and to the extent Borrower’s securities underwriting commitments cause Borrower to have Regulatory Capital of less than said minimum Regulatory Capital requirement on or as of such day, so long as the total number of such days when Regulatory Capital is less than said minimum Regulatory Capital requirement does not exceed twenty (20) cumulative days in any single fiscal year of Borrower.”
(e) Exhibit B and Exhibit C to the Agreement are deleted and replaced with Exhibit B and Exhibit C attached hereto and incorporated by reference.
     3. References. All references in the Note, the Collateral Pledge Agreement, and the other Credit Documents to “the Loan Agreement (Broker-Dealer VRDN Facility)”, and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment.
     4. Full Force and Effect. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.
     5. Continuing Security. The Agreement, as hereby amended, and the Note, are, and shall continue to be, secured by the Collateral Pledge Agreement.
     6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.
     7. Representations and Warranties. Borrower hereby represents and warrants to Lender that:
(a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity;
(b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property or assets is bound or to which Borrower or any of its property is subject;
(c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(d) all of the representations and warranties made by Borrower in the Agreement, the Note, the Collateral Agreement, and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and
(e) as of the date of this Amendment, Borrower is in compliance with all provisions of the Agreement, the Note, the Collateral Agreement, and the other Credit Documents.
     8. Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.
     9. Conditions. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:
     (a) this Amendment, duly executed by Borrower;
     (b) a Certificate of Secretary (with Resolutions), certified by the Secretary of Borrower;
     (c) a certificate of good standing for Borrower issued by the Delaware Secretary of State (or other evidence of good standing acceptable to Lender);
     (d) the advisory fee described in Exhibit C below; and
     (e) such other documents and information as reasonably required by Lender.
     IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the day and year first above written.
(SIGNATURES ON FOLLOWING PAGE)

SIGNATURE PAGE-
SECOND AMENDMENT TO LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY)

Borrower: PIPER JAFFRAY & CO.
By:	/s/ Debbra L. Schoneman
Debbra L. Schoneman, Chief Financial Officer

By:	/s/ Mary B. Swanson
Mary B. Swanson, Assistant Treasurer

Lender: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Christopher Doering
Christopher Doering, Vice President